EXHIBIT 99.1

Peakstone Realty Trust Reports
First Quarter 2024 Results
- Completed 241,400 Square Feet of Lease Renewals at Favorable Releasing Spreads
- Strengthened Balance Sheet and Enhanced the Composition of the Portfolio

El Segundo, Calif. (May 7, 2024) - Peakstone Realty Trust ("PKST" or the "Company") (NYSE: PKST), a real estate investment trust that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties, today announced its financial results for the quarter ended March 31, 2024.

“As we mark our first-year anniversary as a listed company, we are proud to reaffirm our commitment to execute on our strategic plan aimed at bolstering our balance sheet and optimizing our portfolio to further align with our long-term growth objectives,” said Michael Escalante, CEO. “To this end, during the first quarter, we progressed the elimination of our Other segment by closing on the sale of three assets in this segment and securing several lease extensions with strong releasing spreads which sets the stage for successful sales of these assets. In the evolving market, this disposition and leasing activity demonstrates the strength of our team and its ability to enhance the value of our portfolio. We remain committed to positioning the Company for sustained success and value creation in the years ahead.”

First Quarter 2024 Highlights
•Revenue of approximately $59.2 million.
•Net income of approximately $5.5 million; net income attributable to common shareholders of approximately $5.0 million, or $0.14 per basic and diluted share.
•Adjusted Funds from Operations (“AFFO”) of $0.70 per basic and diluted share/unit.
•Same Store Cash Net Operating Income (“Same Store Cash NOI”) of approximately $44.8 million, a 0.7% increase compared to the same quarter last year.
•Secured 241,400 square feet of lease extensions at weighted-average GAAP and cash releasing spreads of 27% and 13%, respectively.
•Sold four properties for approximately $80 million.
•Paid a dividend of $0.225 per common share.
•Closed the quarter with $436 million in cash on hand and $160 million of available undrawn capacity under the revolving credit facility, for total liquidity of nearly $600 million.

Portfolio
As of March 31, 2024, the Company’s wholly-owned portfolio (i) consisted of 67 properties located in 22 states, (ii) was 96.3% leased with a weighted average remaining lease term (“WALT”) of approximately 6.8 years, and (iii) generated approximately 64.6% of annualized base rent (“ABR”) pursuant to leases with respect to which the tenant, the guarantor or a non-guarantor parent of the tenant, has an investment grade credit rating or what management believes is a generally equivalent rating.

The Company’s three segments had the following characteristics as of March 31, 2024:
•Industrial: This segment (i) consisted of 19 industrial properties, (ii) was 100% leased with a WALT of approximately 6.5 years, and (iii) generated approximately 27% of total ABR.

•Office: This segment (i) consisted of 34 office properties, (ii) was 98.7% leased with a WALT of approximately 7.6 years, and (iii) generated approximately 60% of total ABR.
•Other: This segment (i) consisted of 14 properties (11 of which secure the Company’s AIG and AIG II portfolio mortgage loans), (ii) was 75.5% leased with a WALT of approximately 3.8 years, and (iii) generated approximately 13% of total ABR.

Transaction Activity
The Company sold four properties for approximately $80 million and recognized a combined net gain of $9.2 million as follows:
•Other Segment:
◦Two non-stabilized office properties totaling 388,800 square feet. The properties were sold for a total of $23.4 million.
◦One manufacturing property totaling 660,000 square feet. The property was sold to the existing tenant for $26.1 million pursuant to a fixed price purchase option.
•Office Segment:
◦One property totaling 184,300 square feet. The property was sold to a subsidiary of the existing tenant for $30.0 million.

Leasing Activity
During the first quarter, the Company completed 241,400 square feet of lease extensions at three Other segment properties. The weighted-average GAAP and cash releasing spreads for these three leases were 27% and 13%, respectively. The leases consisted of the following:
•5.0-year, 81,000-square-foot lease extension in Las Vegas, NV at a 33% GAAP and 26% cash releasing spread.
•5.0-year, 99,200-square-foot lease extension in Beavercreek, OH at a 23% GAAP and 5% cash releasing spread.
•5.0-year, 61,200-square-foot lease extension in Concord, NC at a 17% GAAP and 5% cash releasing spread.

During the first quarter, a previously executed, 15-year, 100,200-square-foot lease commenced at the Company’s Office segment property in Nashville, TN.

Financial Results

Revenue
In the first quarter, total revenue was approximately $59.2 million compared to $67.0 million for the same quarter last year. The change in revenue is primarily due to the execution of strategic dispositions.

Net Income Attributable to Common Shareholders
In the first quarter, net income attributable to common shareholders was approximately $5.0 million, or $0.14 per basic and diluted share, compared to net income attributable to common shareholders of approximately $6.0 million, or $0.17 per basic and diluted share, for the same quarter last year. The difference is primarily due to changes in revenue resulting from the execution of strategic dispositions, changes in non-cash charges, and gains and losses from asset sales.

AFFO
In the first quarter, AFFO was approximately $27.8 million, or $0.70 per basic and diluted share/unit, compared to $26.8 million, or $0.68 per basic and diluted share/unit, for the same quarter last year.

Same Store Cash NOI
In the first quarter, Same Store Cash NOI increased 0.7% to approximately $44.8 million compared to $44.5 million for the same quarter last year.

Balance Sheet
As of March 31, 2024, the Company had $436 million in cash on hand and $160 million of available capacity on its revolving credit facility, for total liquidity of nearly $600 million.

As of March 31, 2024, the Company’s total consolidated debt was approximately $1.4 billion. Approximately 86% of the Company’s total consolidated debt was fixed rate debt, including the effect of the Company’s interest rate swap agreements with a total notional amount of $750 million, and the Company’s weighted average interest rate for its combined fixed-rate and variable-rate debt was 4.16%.

Dividends
The Board of Trustees approved a dividend for the quarter ended June 30, 2024 in the amount of $0.225 per common share that is payable on July 18, 2024 to holders of record of the Company’s common shares on June 28, 2024.

As previously announced, the Company paid a dividend for the first quarter in the amount of $0.225 per common share on April 18, 2024 to holders of record of the Company’s common shares on March 29, 2024.

First Quarter 2024 Earnings Webcast
PKST will host a webcast to present the first quarter results on Tuesday, May 7, 2024 at 5:00 p.m. Eastern Time. To access the webcast, please visit https://investors.pkst.com/investors/events-and-presentations/events/event-details/2024/First-Quarter-2024-Earnings-Call/default.aspx at least ten minutes prior to the scheduled start time to register and install any necessary software. A replay of the webcast will be available on the Company’s website shortly after the initial presentation. To access by phone, please use the following dial-in numbers. For domestic callers, please dial 1-877-407-9716; for international callers, please dial 1-201-493-6779.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is an internally managed real estate investment trust (REIT) that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations and are situated in primarily high-growth, strategic coastal and sunbelt markets.

Additional information is available at www.pkst.com.

Investor Relations:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; recent and ongoing disruption in the debt and banking markets; tenant, geographic concentration, and the financial condition of our tenants; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; our ability to manage cash flows; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; our ability to maintain our status as a REIT and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plan, including any acquisitions, investments, or dispositions; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notice Regarding Non-GAAP Financial Measures: In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix if the reconciliation is not presented on the page in which the measures are published.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$436,251	$391,802
Restricted cash	11,213	9,208
Real estate:
Land	227,138	231,175
Building and improvements	1,942,064	1,968,314
Tenant origination and absorption cost	397,872	402,251
Construction in progress	8,998	8,371
Total real estate	2,576,072	2,610,111
Less: accumulated depreciation and amortization	(564,208)	(550,552)
Total real estate, net	2,011,864	2,059,559
Intangible assets, net	28,918	29,690
Deferred rent receivable	63,481	63,272
Deferred leasing costs, net	18,185	19,112
Goodwill	74,052	78,647
Right of use assets	34,172	33,736
Interest rate swap asset	27,042	26,942
Other assets	40,987	27,446
Real estate assets and other assets held for sale, net	7,595	50,211
Total assets	$2,753,760	$2,789,625
LIABILITIES AND EQUITY
Debt, net	1,416,433	1,435,923
Distributions payable	8,422	8,344
Due to related parties	573	573
Intangible liabilities, net	15,289	16,023
Lease liability	46,932	46,281
Accrued expenses and other liabilities	64,132	78,229
Liabilities held for sale	159	539
Total liabilities	1,551,940	1,585,912
Commitments and contingencies (Note 13)
Shareholders’ equity:
Common shares, $0.001 par value; shares authorized, 800,000,000; shares outstanding in the aggregate, 36,346,608 and 36,304,145 as of March 31, 2024 and December 31, 2023, respectively	36	36
Additional paid-in capital	2,992,071	2,990,085
Cumulative distributions	(1,084,273)	(1,076,000)
Accumulated deficit	(822,829)	(827,854)
Accumulated other comprehensive income	25,938	25,817
Total shareholders’ equity	1,110,943	1,112,084
Noncontrolling interests	90,877	91,629
Total equity	1,201,820	1,203,713
Total liabilities and equity	$2,753,760	$2,789,625

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Rental income	$59,227	$66,973
Expenses:
Property operating expense	6,679	7,110
Property tax expense	4,510	5,822
Property management fees	411	522
General and administrative expenses	9,680	9,728
Corporate operating expenses to related parties	166	378
Depreciation and amortization	23,415	31,356
Real estate impairment provision	1,376	—
Total expenses	46,237	54,916
Income before other income (expenses)	12,990	12,057
Other income (expenses):
Interest expense	(16,148)	(17,014)
Other income (expense), net	4,045	1,212
Net loss from investment in unconsolidated entity	—	(14,661)
Gain from disposition of assets	9,177	30,610
Goodwill impairment provision	(4,594)	—
Transaction expenses	—	(3,187)
Net income	5,470	9,017
Distributions to redeemable preferred shareholders	—	(2,376)
Net income attributable to noncontrolling interests	(445)	(585)
Net income attributable to controlling interests	5,025	6,056
Distributions to redeemable noncontrolling interests attributable to common shareholders	—	(23)
Net income attributable to common shareholders	$5,025	$6,033
Net income attributable to common shareholders per share, basic and diluted	$0.14	$0.17
Weighted average number of common shares outstanding, basic and diluted	36,309,019	35,999,325

PEAKSTONE REALTY TRUST
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

Our reported results are presented in accordance with GAAP. We also disclose Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”) both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable real estate assets, adding back impairment write-downs of depreciable real estate assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred dividends. Because FFO calculations exclude such items as depreciation and amortization of depreciable real estate assets and gains and losses from sales of depreciable real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of share-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition or investment-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. We believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry and is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results.

By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. FFO and AFFO have been revised to include amounts available to both common shareholders and limited partners for all periods presented.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to net income (loss) are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund the payment of dividends since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan. FFO and AFFO should not be viewed as a more prominent measure of performance than net income (loss) and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

	Three Months Ended March 31,
	2024	2023
Net income	$5,470	$9,017
Adjustments:
Depreciation of building and improvements	15,564	20,054
Amortization of leasing costs and intangibles	7,947	11,397
Impairment provision, real estate	1,376	—
Equity interest of depreciation of building and improvements - unconsolidated entity	—	7,238
Gain from disposition of assets, net	(9,177)	(30,610)
FFO	21,180	17,096
Distribution to redeemable preferred shareholders	—	(2,376)
FFO attributable to common shareholders and limited partners	$21,180	$14,720
Reconciliation of FFO to AFFO:
FFO attributable to common shareholders and limited partners	$21,180	$14,720
Adjustments:
Revenues in excess of cash received, net	(826)	(4,283)
Amortization of share-based compensation	1,432	2,556
Deferred rent - ground lease	416	433
Unrealized loss (gain) on investments	(189)	(32)
Amortization of above/(below) market rent, net	(259)	(122)
Amortization of debt premium/(discount), net	107	102
Amortization of ground leasehold interests	(97)	(96)
Amortization of below tax benefit amortization	372	368
Amortization of deferred financing costs	1,050	1,274
Amortization of lease inducements	—	101
Company's share of amortization of deferred financing costs- unconsolidated entity	—	9,632
Company's share of revenues in excess of cash received (straight-line rents) - unconsolidated entity	—	(826)
Company's share of amortization of above market rent - unconsolidated entity	—	(288)
Write-off of transaction costs	—	32
Transaction expenses	—	3,187
Impairment provision, goodwill	4,594	—
AFFO available to common shareholders and limited partners	$27,780	$26,758
FFO per share/unit, basic and diluted	$0.54	$0.37
AFFO per share/unit, basic and diluted	$0.70	$0.68

Weighted-average common shares outstanding - basic and diluted EPS	36,309,019	35,999,325
Weighted-average OP Units	3,218,826	3,537,654
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,527,845	39,536,979

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)

Net operating income ("NOI”) is a non-GAAP financial measure calculated as net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss and termination income. Net operating income on a cash basis (“Cash NOI”) is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above-and below market lease intangibles adjustments required by GAAP. Net operating income on a cash basis for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with an adjustment for lease termination fees to provide a better measure of actual cash basis rental growth for our Same Store portfolio. We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss), as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for the three months ended March 31, 2024 and March 31, 2023 (dollars in thousands):

	Three Months Ended March 31,
	2024	2023
Reconciliation of Net Income to Total NOI
Net income	$5,470	$9,017
General and administrative expenses	9,680	9,728
Corporate operating expenses to related parties	166	378
Real estate impairment provision	1,376	—
Goodwill impairment provision	4,594	—
Depreciation and amortization	23,415	31,356
Interest expense	16,148	17,014
Other income, net	(4,045)	(1,212)
Loss from investment in unconsolidated entities	—	14,661
Gain from disposition of assets	(9,177)	(30,610)
Transaction expenses	—	3,187
Total NOI	$47,627	$53,519

Cash NOI Adjustments
Industrial Segment:
Industrial NOI	$12,517	$12,630
Straight-line rent	(604)	(117)
Amortization of acquired lease intangibles	(96)	(95)
Deferred termination income	—	(24)
Industrial Cash NOI	11,817	12,394

Office Segment:
Office NOI	27,514	32,852
Straight-line rent	(689)	(4,457)
Amortization of acquired lease intangibles	(126)	99
Deferred ground/Office lease	433	433
Other intangible amortization	372	368
Inducement amortization	—	101
Office Cash NOI	27,504	29,396

Other Segment:
Other NOI	7,596	8,037
Straight-line rent	467	315
Amortization of acquired lease intangibles	(37)	(126)
Deferred ground/Office lease	(17)	—
Other Cash NOI	8,009	8,226
Total Cash NOI	$47,330	$50,016

Same Store Cash NOI Adjustments
Industrial Cash NOI	$11,817	$12,394
Cash NOI for recently disposed properties	—	(314)
Industrial Same Store Cash NOI	11,817	12,080

Office Cash NOI	27,504	29,396
Cash NOI for recently disposed	(263)	(2,577)
Inducement adjustment for non-same store property	—	(101)
Office Same Store Cash NOI	27,241	26,718

Other Cash NOI	8,009	8,226
Cash NOI for recently disposed	(2,309)	(2,569)
Other Same Store Cash NOI	5,700	5,657
Total Same Store Cash NOI	$44,758	$44,455

PEAKSTONE REALTY TRUST
Annualized Base Rent, Investment Grade, and Normalized EBITDAre

“Annualized base rent” or “ABR” means the contractual base rent excluding abatement periods and deducting base year operating expenses for gross and modified gross leases as of March 31, 2024, unless otherwise specified, multiplied by 12 months. For properties in the Company's portfolio that had rent abatement periods as of March 31, 2024, we used the monthly contractual base rent payable following expiration of the abatement.

“Investment grade” means an investment grade credit rating from a NRSRO approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs. In the context of Peakstone’s portfolio, references to “investment grade” include, and credit ratings provided by Peakstone may refer to, tenants, guarantors, and non-guarantor parent entities. There can be no assurance that such guarantors or non-guarantor parent entities will satisfy the tenant’s lease obligations, and accordingly, any such credit ratings may not be indicative of the creditworthiness of the Company's tenants.

“Normalized EBITDAre” is a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as defined by the Company, represents EBITDAre (as defined by NAREIT), modified to exclude items such as acquisition-related expenses, employee separation expenses and other items that we believe are not indicative of the performance of our portfolio. Normalized EBITDAre also excludes the Normalized EBITDAre impact of properties sold during the period and extrapolate the operations of acquired properties to estimate a full quarter of ownership (in each case, as if such disposition or acquisition had occurred on the first day of the quarter). We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter. Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides investors a view of the performance of our portfolio over time. However, because Normalized EBITDAre is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies. Please refer to the Supplemental Report for the definition of Normalized EBITDAre (Consolidated).